UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2023

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Iconic Offices, The Greenway, Block C Ardilaun Court 112-114 St Stephens Green, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The result of proposal 1 in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 28, 2023, Amarin Corporation plc (the “Company”) held a general meeting of the shareholders (the “General Meeting”). The matters set forth below were voted on and approved by the Company’s shareholders at the General Meeting. There were 405,209,963 ordinary shares entitled to vote at the General Meeting, based on the January 23, 2023 record date, of which 384,708,057 were held in the name of Citibank, N.A., which issues Company-sponsored American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) which, in turn, each represent one ordinary share. Of the ordinary shares entitled to vote, 234,391,822 ordinary shares, or approximately 58%, were present and voting in person or by proxy at the General Meeting. In accordance with the Company’s Articles of Association and Nasdaq listing rules, the presence, in person or by proxy, of a quorum for the transaction of business at the General Meeting was constituted by at least two shareholders who held at least one-third of the Company’s outstanding shares of voting stock as of January 23, 2023.

Detailed descriptions of the matters below and voting procedures applicable to these matters at the General Meeting are contained in the Definitive Proxy Statement filed by the Company on January 31, 2023. All matters were approved by a poll in accordance with the Company’s Articles of Association. The final results for the votes regarding each proposal are set forth below.

(1)	Ordinary resolution to remove Mr. Per Wold-Olsen from office as a director of the Company, with immediate effect:

Votes For	Votes Against	Abstentions	Broker Non- Votes
171,526,362	60,624,561	2,240,899	N/A

(2)

Ordinary resolution to remove any director of the Company from office who was appointed as a director after the Company’s receipt of the general meeting requisition notice dated January 10, 2023, requiring the Company to convene the General Meeting, and prior to the General Meeting, with immediate effect:

Votes For	Votes Against	Abstentions	Broker Non- Votes
177,390,141	54,660,853	2,340,828	N/A

(3)	Ordinary resolution to elect Ms. Patrice Bonfiglio as a director of the Company, with immediate effect:

Votes For	Votes Against	Abstentions	Broker Non- Votes
171,412,940	60,701,613	2,277,269	N/A

(4)	Ordinary resolution to elect Mr. Paul Cohen as a director of the Company, with immediate effect:

Votes For	Votes Against	Abstentions	Broker Non- Votes
175,917,970	56,271,875	2,201,977	N/A

(5)	Ordinary resolution to elect Mr. Mark DiPaolo as a director of the Company, with immediate effect:

Votes For	Votes Against	Abstentions	Broker Non- Votes
179,044,306	53,980,541	1,366,975	N/A

(6)	Ordinary resolution to elect Mr. Keith L. Horn as a director of the Company, with immediate effect:

Votes For	Votes Against	Abstentions	Broker Non- Votes
173,781,659	57,951,894	2,658,269	N/A

(7)	Ordinary resolution to elect Mr. Odysseas Kostas as a director of the Company, with immediate effect:

Votes For	Votes Against	Abstentions	Broker Non- Votes
178,198,940	54,679,671	1,513,211	N/A

(8)	Ordinary resolution to elect Mr. Louis Sterling III as a director of the Company, with immediate effect:

Votes For	Votes Against	Abstentions	Broker Non- Votes
169,987,445	61,849,117	2,555,260	N/A

(9)	Ordinary resolution to elect Ms. Diane E. Sullivan as a director of the Company, with immediate effect:

Votes For	Votes Against	Abstentions	Broker Non- Votes
175,984,478	50,127,612	8,279,732	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2023	Amarin Corporation plc

	By:	/s/ Karim Mikhail
Karim Mikhail
President and Chief Executive Officer